Two Harbors Investment Corp. is proud to present: Investing in Sub-prime. The company believes periodic webinars will provide an opportunity to share more in- depth insights on various topics which may help investors, analysts and the media develop a deeper understanding of the residential mortgage and housing markets and the company. INVESTING IN SUB-PRIME Two Harbors Investment Corp. Sub-prime Webinar Series Transcript June 22, 2012 Split Rock Lighthouse Two Harbors, MN

June 22, 2012 INVESTING IN SUB-PRIME 1 CORPORATE PARTICIPANTS Christine Battist Managing Director Bill Roth Co-Chief Investment Officer TWO HARBORS’ WEBINAR: INVESTING IN SUB-PRIME Christine Battist: We are pleased you could join us today for the launch of our webinar series. Through this series we intend to share more in-depth insights on various topics and help investors develop a deeper understanding of the mortgage and housing markets and our company. I’m Christine Battist, Managing Director of Two Harbors and with me today is Bill Roth, Two Harbors’ Co- Chief Investment Officer. The accompanying presentation to this webinar is also available via download by clicking the “Event Resources” tab in the lower left hand corner of your screen. Click “Presentation Slides” or right click and save, to download the PDF of the slides. Please note that this webinar is pre-recorded. We encourage you to contact Investor Relations if you have additional questions or would like to discuss this topic further. Contact information for Investor Relations can be found on Slide 19. SAFE HARBOR STATEMENT Before we begin today, I’d like to take a moment to remind you that remarks made by Two Harbors' management during this webinar and the supporting slide presentation may include forward-looking statements. Forward-looking statements reflect our views regarding future events and are typically associated with the use of words such as anticipate, target, expect, estimate, believe, assume, project, and should, or other similar words. We caution investors not to rely unduly on forward-looking statements. They imply risks and uncertainties, and actual results may differ materially from expectations. We urge you to carefully consider the risks described in our filings with the SEC, which may be obtained on the SEC's website at www.sec.gov. We do not undertake any obligation to update or correct any forward-looking statements if later events prove them to be inaccurate. TWO HARBORS’ COMPANY OVERVIEW By way of introduction, Two Harbors is a hybrid mortgage REIT that invests in the residential mortgage and housing sectors. Our common stock is traded on the New York Stock Exchange under the ticker, “TWO”, and we have a market capitalization in excess of $2.3 billion. We utilize a relative value investment approach across the residential mortgage and housing universe to identify the most attractive investment opportunities. This approach enables us to shift our asset allocation with changing market conditions in effort to maximize stockholder returns.

June 22, 2012 INVESTING IN SUB-PRIME 2 Our mission is to be recognized as the industry leading mortgage REIT. We’ll accomplish this goal by achieving excellence in four areas: • Superior portfolio construction and fluid capital allocation through rigorous security selection and credit analysis; • Second, through unparalleled risk management with a strong focus on hedging and book value stability to our portfolio; • Third, through targeted diversification of the business model through asset securitization and single family residential properties; and finally through • Leading governance and disclosure practices. Our mission guides us as we strive to deliver value to our stockholders. We manage a portfolio that is approaching $10 billion. And, we are proud that our portfolio performance has enabled us to deliver a total of $4.14 in dividends which contributed to a total shareholder return of 58% since we commenced operations in late 2009. Sub-prime bonds have been of particular interest to Two Harbors. In today’s webinar, Bill will present an overview of the mortgage market and provide a deeper dive into why our investment team believes the Sub-prime sector is an attractive segment in the non-Agency market. With that, I would like to turn the webinar over to Bill. U.S. FINANCIAL AND MORTGAGE MARKETS Bill Roth: Thank you for joining us today. For those participants who are new to the industry, I would like to spend a few minutes providing an overview of the U.S. residential mortgage market. The U.S. residential mortgage market is very large, representing $10.3 trillion, of which about $6.4 trillion is securitized. You can better appreciate how sizable this market is when you put this in context with other asset classes. The graph on the left-hand side of slide 4 shows how the U.S. Mortgage Market surpasses Municipals, High-Yield, and even the U.S. Treasury market in terms of size. Agency RMBS, securities in which the principal and interest payments are either implicitly or explicitly backed by the federal government through Fannie Mae, Freddie Mac or Ginnie Mae, comprise $5.4 trillion of securitized mortgage product. Non-Agency RMBS, securities issued by private companies and typically backed by loans that do not conform to the Agencies’ underwriting standards, make up the remaining $1.1 trillion. Even though non-Agency securities only represent 10% of the U.S. Mortgage Market, it is an extremely large asset class that presents various investing opportunities.

June 22, 2012 INVESTING IN SUB-PRIME 3 NON-AGENCY ORIGINATION The introduction of mortgage securitization in the late 1970s enabled the industry to grow from a simple regional bank originate-and-hold model to one that has achieved significant scale through the establishment of a secondary mortgage market. The industry further evolved with the Tax Reform Act of 1986, which permitted issuers to sell pass-through securities in a multi-class format. Not only did issuers begin tranching securities by maturity, but they also applied the concept of tranching by credit risk for non-Agency bonds. These developments in securitization increased the sophistication of the mortgage market by introducing a wide variety of products, enabling investors to price securities to multiple points along the yield curve as well as based on credit risk. The graph on this slide illustrates how the establishment of government initiatives to increase homeownership in the early 2000s served as a catalyst for the acceleration in non-Agency originations. The increased popularity of riskier mortgage products, such as Option ARMs, coupled with market speculation and more lenient lending standards generated the surge in origination experienced through the early and mid-2000s. Non-Agency origination reached its peak in 2006 at $1.1 trillion, and issuance subsequently dropped precipitously in the two years following the height of the housing bubble. Non- Agency originations are now virtually zero due to the lack of securitizations since the housing crisis. NON-AGENCY MARKET OVERVIEW The non-Agency market is comprised primarily of four sub-sectors: Prime, Alt-A, Option ARM and Sub- prime. Collectively these sectors represent a diverse range of loan and borrower characteristics. Prime bonds are generally deemed to have the highest credit worthiness based on a number of different factors, including high borrower credit score, low leverage or loan-to-value ratio, and comprehensive supporting loan documentation. These bonds typically do not qualify as conforming loans for FNMA or Freddie Mac due to the loan size of the mortgage. The table on the right shows various attributes by loan type. Note how Prime borrowers in existing non-Agency securitizations have a strong average FICO score of 735 and the average loan size is fairly large at $514,000. The risk profile of Alt-A, or Alternative-A, falls between Prime and Sub-prime bonds. Alt-A borrowers typically have strong credit backgrounds, but one or more factors pertaining to underwriting increases the loan’s risk profile, such as a higher loan-to-value ratio or incomplete documentation. Historically until 2003, Alt-A mortgages were usually granted to borrowers of Prime credit worthiness who could only provide limited documentation. Beginning in 2004, this category of loans began evolving to include riskier loans such as “stated income loans” or “no doc loans.” Presently only 28% of securitized Alt-A loans are supported with full documentation. Option ARMs represent the smallest segment of the non-Agency market. These mortgages are variable interest rate loans where the mortgage rate is periodically adjusted based on a predefined index plus an incremental spread. Option ARMs give the borrower the choice to make a lower payment than that implied by the stated interest rate, while the outstanding loan balance increases over time by the deferred interest amount plus accrued interest on the outstanding principal. This product provided the ultimate in affordability, as some borrowers could make a payment based on a rate as low as 1%.

June 22, 2012 INVESTING IN SUB-PRIME 4 Historically, 30-year fixed rate mortgages have been the most commonly issued mortgage product. However, during periods of high inflation and elevated mortgage rates, adjustable rate mortgages such as Option ARMs have experienced significant increases in popularity. Finally, Sub-prime bonds represent approximately one-third of the non-Agency market. These loans are typically sought out by borrowers who are of lower credit quality and are usually smaller in loan size. The average securitized Sub-prime loan is smaller than the other loan types at $179,000 and the credit worthiness of these borrowers is notably lower as demonstrated by an average FICO score of only 621. Sub-prime bonds have historically been a relatively small segment of the non-Agency market, however in the early 2000s issuance rose considerably as a result of the aforementioned government initiatives to increase homeownership as well as heightened speculation in the housing market. While higher LTVs and poor documentation may have been perceived by some to be acceptable in a rising housing market, these types of loans fared poorly as housing values were declining. The riskiness of looser lending standards and over-leverage by borrowers became apparent as Sub-prime delinquencies and defaults soared well above historical averages following the peak of the housing market. MARKET YIELDS AND SUB-PRIME PERFORMANCE As a result of high default rates, the Sub-prime mortgage bond sector of the past few years has been a distressed market. Large institutions have shed their exposure due to regulatory and capital constraints and exited the space, while buyers have remained cautious, reluctant to invest due to uncertainties around the housing market and loan performance. We have seen Sub-prime yields reach historic highs and observed systemic mispricing of credit risk against a backdrop of unpredictable trading volumes. High volatility remains characteristic of the sector, however there seems to be a better balance of buyers and sellers today, as demonstrated by the recent Maiden Lane sales and the expressed interest in the space by longer-term opportunistic investors. The chart in the upper left hand quadrant provides the average yields for various securities over a trailing twelve month period. Note how Sub-prime bonds have offered the greatest yields, averaging approximately 10% over the past twelve months. Unlike other fixed income securities, mortgage securities yields are calculated after taking into account expected future losses. Returns on high yield bonds, for example, are calculated before taking potential defaults and losses into account. It is important to note that our investment thesis on the sector is not exclusively based on available yields. We like the Sub-prime story because the segment is not only attractive from a valuation standpoint, but also from a performance perspective. We believe that metrics such as voluntary prepayments, delinquencies and payment trends, have been indicating a strengthening in the underlying collateral performance of Sub-prime bonds. Generally speaking, Sub-prime delinquencies have been improving and suggesting signs of stability. The chart in the lower left hand quadrant illustrates how Sub-prime bonds were the first bonds to experience accelerated delinquencies, starting in 2007. Other non-Agency sectors followed suit as the housing crisis unfolded. Although Sub-prime bonds were the first to go bad, we are encouraged by market data showing that these bonds have also been the first to stabilize from a loan performance standpoint.

June 22, 2012 INVESTING IN SUB-PRIME 5 The chart in the upper right hand quadrant illustrates the annualized Sub-prime 60+ day delinquency rate, which is the percent of Sub-prime borrowers who are over 60 days past due on their mortgage payments. 60+ day delinquencies have declined meaningfully from 51% in January of 2010 to 42% in May of 2012. This is an indicator that fewer borrowers are having trouble making their payment and thus are less likely to default. The 12-month perfect pay rate is another indicator of loan performance. This metric measures the percentage of borrowers who have not missed a payment in the past twelve months. The chart in the lower right quadrant portrays how Sub-prime 12-month perfect pay rates dropped considerably until late 2009. You can then observe the stabilization I was referring to. Since early 2011 we have been experiencing a steady uptick in the 12-month perfect pay rate, which we believe suggests two things. First, is that there are more borrowers who are in a position today to make consistent mortgage payments. And second, servicers’ loan modifications, where the borrower’s interest rate and monthly payment is typically lowered, appear to be working. TWO HARBORS’ PORTFOLIO COMPOSITION I would now like to provide an overview of our portfolio. As of March 31, 2012, our RMBS portfolio was $9.4 billion. We held approximately $1.9 billion in non-Agency securities, of which 84% were invested in the Sub-prime sector. At Two Harbors, we allocate our capital to the best available opportunities in the market at any given time and we are diligent in identifying the sub-sectors that we believe present the best value on a risk- adjusted basis. We currently favor Sub-prime for our non-Agency book, but this has not always been the case. There was a time when we found Prime and Alt-A bonds to be more attractive. In late 2009 and early 2010, we observed loss-adjusted yields on non-Agency securities reach historic highs, in the 10% to 15% range. At that time, we believed that Prime and Alt-A bonds represented compelling value, and as such, these bonds represented roughly 75% of our non-Agency portfolio. Conversely, they represent only about 5% today. Beginning in mid to late 2010, we viewed the Sub-prime sector as offering an attractive investment opportunity and we began to methodically increase our exposure over the past six quarters, from 32% of the non-Agency portfolio to 84% today. We have been very pleased with the performance of our Sub-prime bonds. The graph in the lower right-hand quadrant illustrates how our non-Agency portfolio has delivered yields in the high 9s on an unlevered basis over the past several quarters. We believe these strong yields can, in part, be attributed to our focus on the Sub-prime sector and on our security selection process. HEAT 2006-3 CAPITAL STRUCTURE Sub-prime is a natural fit to our overall investment strategy, because it calls upon our team’s strength in credit analysis. We have a robust and highly experienced investment team and an extensive in-house

June 22, 2012 INVESTING IN SUB-PRIME 6 research effort. As a result, we are able to develop a forecast for a security’s cash flow by completing granular credit analysis and estimating borrower behaviors and the potential impact of servicers’ actions. To provide you perspective on our security selection process, I would like to walk you through an example of a bond we currently own that represents of the type of security we favor in the Sub-prime sector. The bond is HEAT 2006-3, Class 2A4. HEAT is an acronym for “Home Equity Asset Trust.” While there are a small number of Group 1 bonds remaining in this deal, for this example we are focusing only on the Group 2 securities, which back the 2A4 bond we own. HEAT 2006-3 is structured as a sequential pay deal with four senior credit tranches and a series of subordinated bonds. The coupon of each tranche is reset monthly at a set spread over 1-month LIBOR. Principal paydowns are distributed from the top-down of the capital structure and losses are absorbed from the bottom-up. In addition, there is excess spread built into the capital structure. The excess spread is the difference between the borrower coupon amount and the interest rate paid to the bondholders. This amount serves as a monthly cushion against potential losses. Before any subordinated bonds take a loss, you deplete the monthly excess spread, plus any accumulation of this spread from a reserve account, before proceeding to the most junior subordinated bond to absorb the loss. This deal was underwritten in 2006 and had an original collateral balance of $1.4 billion. The senior bonds originally received AAA ratings. To date, $1.1 billion has been paid down and the deal has experienced 17% total losses. Please refer to the left-hand side of the slide. The senior bonds are the A1 through A4 bonds. The A1 and A2 tranches, in grey, have already been retired. The A3 bond, which is currently receiving principal payments, is expected to be fully paid off in 2014. The A4, which is the bond we own, pays a coupon of LIBOR plus 31 basis points and has an expected average life of seven years. Despite the aforementioned 17% deal losses to date, the A4 bond we own still has significant credit support. There is currently 38.9% in subordinated bonds, in addition to 4% of excess spread. The excess spread currently provides approximately $1 million a month in credit support against potential losses on an ongoing basis. UNDERLYING LOAN AND BORROWER CHARACTERISTICS There are a number of variables we analyze in depth when reviewing the underlying collateral of a mortgage pool, including year of origination, fixed versus adjustable rate mortgages, amortizing versus interest-only loans, the current mark-to-market loan-to-value ratios, delinquencies, loss severities, the servicer, and loans originated in judicial versus non-judicial states. For today’s discussion we’ll be examining the remaining collateral of the deal by focusing on a few of these variables. Before we begin our analysis, I would like to begin by highlighting a few key points about the underlying loans of the A4 bond, followed by a review of the quality of the existing borrowers. First, you can see from the left-hand side of this slide that this is a 2005/2006 vintage pool. 69% of the loans in this pool were originated in 2005 and the remaining 31% in early 2006. The fact that this pool is tilted towards 2005 vintage loans is a positive data point. Mortgages originated prior to 2006 tend to be

June 22, 2012 INVESTING IN SUB-PRIME 7 of stronger credit quality, because the decline in mortgage lending standards accelerated in 2006. Second, I would like to note that 45% of the pool was underwritten by Wells Fargo. We tend to favor pools underwritten and serviced by those companies that have a history of being the strongest in the industry in terms of quality of origination and effectiveness in servicing and performing loan modifications. Let’s examine the quality of the existing borrowers in the pool. The chart on the right illustrates that approximately one third of the pool is either “clean,” which is a borrower who has never missed a payment, or “almost clean,” a borrower who is current, but has a missed a payment or two over the life of the loan. If you recall the loans in this pool were originated in 2005 and 2006, and when this information is taken in context with this payment history, you can infer that these “clean” or “almost clean” borrowers are extremely reliable payers. Not only do these borrowers have a practically unblemished payment history, but they have also maintained on-time payments for over six years, encompassing the crisis and the recession. DELINQUENCIES AND POTENTIAL DEFAULTS A fundamental aspect of credit analysis is being able to estimate a pool’s cash flow by analyzing the pool’s delinquency and default rates. In this particular pool, approximately one third of the current borrowers are over 60 days delinquent. However, what is more meaningful is observing how the borrowers’ payment behavior has collectively changed over time. The chart on the left depicts how the percentage of borrowers who are over 60 days delinquent has improved significantly over the past two years, indicating a potential stabilization of the underlying cash flows. This improvement is likely a result of bad loans having fallen out of the pool due to liquidations and effective modification programs offered to homeowners by the servicers. We also analyze mark-to-market loan-to-value ratios, or more commonly referred to as LTVs. Mark-to- market LTV is defined as the total mortgage balance outstanding divided by the current market value of the house. LTV is a meaningful data point, because we have observed a strong correlation between high LTVs and increased probability of default. The pie chart on the right illustrates that 37% of the pool has a mark-to-market LTV of less than 100%, or in other words 37% of the borrowers in the pool have equity in their homes and are not underwater. From this data, it would be reasonable to assume that over one-third of the pool is not incentivized to default, absent a loss of income or dramatic pullback in housing prices. Based on our observations, on average approximately 20% of loans held in Sub-prime pools are not underwater, so this pool is performing better than your typical Sub-prime pool. BOND RECOVERY EXAMPLE Another factor we focus on when analyzing a mortgage pool is loss severity. Loss severity is the proportion of the remaining principal balance of a loan that is not recovered after the liquidation process. I believe that the best way to understand loss severity is by walking through the recovery math on a hypothetical mortgage loan.

June 22, 2012 INVESTING IN SUB-PRIME 8 Let’s say for discussion purposes that you purchased a home initially valued at $200,000 with a 10% down payment, which means you took out $180,000 mortgage. Unfortunately, due to the slump in the housing market, your house depreciates 35%, and now is only worth $130,000. Let’s see how the math works by focusing on two different examples. The column on the left illustrates the loss and recovery assuming your house is sold for $130,000 after going through the foreclosure process. The foreclosure process involves legal and transaction expenses, which further reduces the amount eventually recovered. The national average for these costs is $57,000. The column on the left hand side shows how your recovery rate will be higher if the house isn’t deeply discounted in a distressed sale. In this scenario, the net recovered is $73,000 and the loss on the loan is $107,000. Your recovery is 41% of the amount of the loan. This translates into a loss severity of 59%, which is $107,000 divided by $180,000. It is not uncommon for a house to be discounted when it is placed into the liquidation process. In the example on the right, the house is reduced by an additional 20% due to being a distressed sale, which is in line with typical distressed sale discounts today. After considering all discounts and fees, the net proceeds from the sale of the house is only $47,000. Therefore the loss on the loan is $133,000, leading to a loss severity of 74%. Clearly, homes that can be sold in a non-distressed manner provide far lower loss severities. LOSS SEVERITIES Let’s transition back to the HEAT bond. The 12-month average severity of the liquidated loans from this pool is 70%. From the chart on the left, you can also observe that the average severities of this pool have been relatively stable and generally have been performing better than the Sub-prime bond universe, as shown here by severities experienced by the ABX, which is an index representing a large number of Sub-prime deals. This outperformance, we believe, is due to the better overall loan characteristics in this deal versus a typical Sub-prime deal. We believe having better overall collateral adds to the value of this security. The graph on the right provides a mark-to-market LTV breakout of the pool by various buckets. For this pool, the loans that have been liquated in the past twelve months had an average LTV of 129%, or in other words the homeowners in this bucket were upside down on their mortgages by 29%. The LTV of borrowers who are currently delinquent is 122%. And “clean” borrowers are pretty close to breakeven with an LTV of 106%. From a cursory review it is reasonable to infer that the LTVs are trending in the right direction and the most upside down mortgages have already been worked out of the pool. What’s really interesting is that examination of the LTVs is useful in estimating the direction of future severities. As I mentioned earlier, the borrowers in the “liquidated in the past 12 months” bucket were upside down by 29%, but the delinquent borrowers in the pool are upside down by only 22%. Based on this information, you may have a case that future severities could be lower. I would like to reiterate this concept by looking at it another way. Let’s say for the sake of discussion purposes that the opposite was true. Imagine if the borrowers in the “liquidated in the past 12 months” bucket were upside down by 22% and the delinquent borrowers still in the pool were even more

June 22, 2012 INVESTING IN SUB-PRIME 9 underwater, upside down by 29%. These delinquent borrowers, whose homes will likely be liquidated in the future, are in a less attractive financial situation from a home equity perspective than the individuals who have already been liquidated. In this situation, you can see a strong likelihood that severities for this pool may go up. YIELD ANALYSIS: BASE CASE Let’s take a look at how this data translates into an analysis of potential yields by reviewing a few different scenarios and the anticipated performance of our A4 bond in each of them. In efforts to simplify today’s discussion, we are going to focus on a few variables: home price appreciation, total loan defaults, and average loan severity. These will help determine prospective deal losses and the bond recovery rate. I would like to begin by walking you through our Base Case scenario, starting with home price appreciation. For HPA, our Base Case model assumes a 10% decline in housing prices for the first 12 months and then an increase of 2% per year for the remaining life of the bond. “Total Loan Defaults” is the percentage of loans still in the pool that we assume will be liquidated in some fashion and disposed of from the pool. If you recall, “Clean” and “Almost Clean” borrowers comprise of 29% of the pool, therefore the borrowers who do not have a perfect or almost perfect payment history comprise the remaining 71%. We set the assumption for total loan defaults to 70% in the Base Case scenario. This means that for the most part we are assuming the default of every borrower who does not have that unblemished, six to seven year credit history that we previously discussed, regardless of whether they are currently paying their mortgage today or not. Let’s discuss the assumption for the average severities of the loans in the pool. If you recall, this pool has been experiencing a severity of 70%. In addition, we could take the position that severities may even improve based the LTV data from the previous slide. For the Base Case scenario, we assume a severity of 74% for the remaining life of the deal, which is worse than what the pool is currently experiencing and certainly does not take into account the chance that severities could improve. “Prospective Deal Losses” represent the expected amount that will not be recovered from the remaining collateral outstanding. This number is calculated by multiplying the total loan defaults by the average loss severity. In this scenario, the prospective losses on the remaining pool of loans are roughly 52%. Keep in mind this is losses to the deal, not the A4 bond. Remember that we have over 38% in subordinate bonds that will take losses first, plus the 4% per year of excess interest, which goes to cover losses as well. “Bond Recovery” is the total amount we expect to get back over the life of the bond. In the Base Case scenario, the A4 bond recovers 94-cents on the dollar. This is really exciting, because this is telling us that after you account for all the defaults and the high severity rates, you can still recover 94% for a bond priced at only 58.5% of par. Such a high recovery rate is possible due to where the A4 bond sits in the capital structure and the credit support I just referred to.

June 22, 2012 INVESTING IN SUB-PRIME 10 In summary, all these data points translate into an attractive projected loss-adjusted yield of 10.4% at a market price of $58.5. YIELD ANALYSIS: SEVERE STRESS CASE The beauty of this type of Sub-prime bond is that we are able to assume the default of a significant portion of borrowers who are currently making their payments, assume a declining housing market and still be able to earn an attractive yield. Even if we assume more dire assumptions involving more severe defaults and housing scenarios, we can still get at least our money back and earn a reasonable return. The Severe Stress scenario illustrates this point. In the Severe Stress scenario, we incorporate a decline in housing prices over the next 12 months of 20% into the model. Since we are assuming consistently high default rates across all of our scenarios, the severity is an important assumption in our analysis. A further decline in housing prices we would expect would lead to higher severities. In the Severe Stress scenario, we sharply increase loss severities to 83% to account for the lower housing prices. In addition, we increase defaults to 75%. This brings prospective deal losses to 62%. In light of these more severe assumptions, we can still project a recovery of 74-cents on the dollar, which translates into a still attractive return of 7.1%. YIELD ANALYSIS: UPSIDE CASE As previously illustrated in the Base Case scenario, we can apply the assumption that housing goes down 10% in the next 12 months and yet still earn an attractive yield. Even in the Severe Stress scenario, where we have housing down 20%, you can still earn a pretty reasonable return. Now let’s take a look at an Upside scenario. The Upside scenario is quite favorable in that we anticipate a loss-adjusted yield of 12.4%. This projection is based on an HPA increase of 5% over the next year, defaults of 59% and severities of 66%, which result in prospective deal losses of 39%, and a 100% recovery rate to our bond. The Upside Case scenario is a perfect example of how it is possible to benefit in the event that the underlying loan performance of a Sub-prime bond comes in better than your initial expectations. YIELD ANALYSIS SUMMARY For the sake of discussion let’s walk through one additional assumption that is not on this slide – prepayments. For the three scenarios we reviewed today, we estimate a very modest loan prepayment assumption of 1 to 2% over the remaining 24 years of the pool. This is well below historic turnover rates of 6-8% per year. If at some point the housing market recovers and prepayments pickup due to increased housing turnover, then as bondholders we would eventually benefit with an increase in cash flow. This possibility of an incremental positive impact is what I like to refer to as “upside optionality.” We believe that our approach to investing in Sub-prime bonds provides “upside optionality” in that it

June 22, 2012 INVESTING IN SUB-PRIME 11 enables our stockholders to benefit if a housing recovery eventually materializes, but we do not need to count on this to happen to make money. We like the “upside optionality” these Sub-prime bonds provide us; however this is not the case with other non-Agency securities. I would like to further explain this concept by speaking to our observations of Prime bonds at current market prices. Distressed bonds backed by Prime loans are currently priced in the 80s and 90s, and as you saw on Slide 7, they are yielding around 5% on a loss-adjusted basis. At these high dollar prices, you have to assume that substantially all of the borrowers in the pool will pay you back in order to earn these yields. Unlike the Sub-prime scenarios we reviewed, in our view, Prime bonds provide us very limited amount of upside. With Prime bonds, when you are already assuming that 85-95% of the pool is going to pay you back, there is very little opportunity for your assumptions to come in better than expectations. Additionally, typically these bonds do not stress test well to downside scenarios involving more severe assumptions, because there are instances where you may not be able to recover the price you paid for the bond due to higher levels of defaults. Prime bonds in today’s market are a perfect example of a security that has a limited range of profitable scenarios as well as minimal “upside optionality.” In the event that the housing market recovers meaningfully, improvements on deal losses and recoveries will only be marginally positive to the Prime bondholder. While we greatly favored Prime and Alt-A bonds in 2010 due to their heavily discounted prices, and we could favor them again someday, at today’s much higher prices they are much less interesting than Sub-prime bonds. Lastly, I would like to wrap up this slide with one final note. When we conduct our analysis we do not account for government policy actions that could improve the overall economic and housing outlook, or that could improve cash flows to our bonds. One proposal that has been floated is the idea of allowing non-Agency borrowers to refinance into GNMA loans. This type of program could increase prepayments, which would greatly benefit Sub-prime bonds given their lower dollar prices. Another example is the potential for the government’s REO-for-Rental initiative. In the event this program gains traction, it could potentially support the low end of the housing market, reduce loss severity rates by lowering the distress-sale discount, and ultimately benefit our portfolio through both yield and price performance. In summary, what’s really encouraging to us about the Sub-prime sector is that we believe these bonds encompass a richer profile of attractive base case yields and upside potential compared to other non- Agency securities. In light of what we view as very reasonable assumptions that we incorporate into our analysis, it is our opinion that the valuation in this sector is extremely compelling. In addition, the mortgage market is evolving and policy changes will likely continue to attempt to stabilize the housing sector. We are encouraged that any one or combination of these factors could further benefit our portfolio. SUMMARY I would like to leave you with these final points summarizing why we currently are excited by our investment in the Sub-prime sector. • The Sub-prime sector functions like a distressed market. We believe the mispricing of credit risk presents an opportunity for investors with strong expertise in credit analysis;

June 22, 2012 INVESTING IN SUB-PRIME 12 • Subordination and excess spread built into the capital structure can provide Sub-prime bonds protection against substantial losses on the underlying loans; • Our investment in Sub-prime is not purely a valuation play. We believe these bonds provide attractive loss-adjusted yields against a backdrop of improving loan performance; and finally • Given that we are inherently value-driven investors, we appreciate how Sub-prime bonds provide us the opportunity to apply what we believe are severe assumptions that stress test well in a scenario involving a further housing market downturn. I would now like to turn the webinar over to Christine for her closing remarks. CONTACT INFORMATION Christine Battist: Thank you for your participation in today’s webinar. We hope that it has provided you an understanding of our perspective on the Sub-prime sector and our rationale for accumulating a meaningful position in our portfolio. We have been pleased with our portfolio performance and will continue to remain opportunistic as valuation changes in this evolving market. We invite you to look for upcoming webinars in the coming months. Please do not hesitate to reach out to us if you have any additional questions on the materials covered today. The contact information for our Investor Relations department is available on this slide.